Exhibit 4.2

Officers’ Certificate Pursuant to Sections 2.1, 2.3, 2.4(3), 8.4 and 11.5 of the Indenture

Dated: March 30, 2020

The undersigned, having read the appropriate provisions of the Indenture dated as of April 1, 1986 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of February 15, 1991 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of February 1, 1993 (the “Second Supplemental Indenture”), the Third Supplemental Indenture dated as of October 22, 2001 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture dated as of March 12, 2002 (the “Fourth Supplemental Indenture”) and the Fifth Supplemental Indenture dated as of March 30, 2020 (the “Fifth Supplemental Indenture”) (the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, is hereinafter called the “Indenture”), each between Weyerhaeuser Company, a Washington corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), including Sections 2.1, 2.3, 2.4, 8.4 and 11.5 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not the conditions set forth in the Indenture relating to the execution of the Fifth Supplemental Indenture and the establishment of the terms of a series of securities under the Indenture entitled the 4.000% Notes due 2030 (the “Offered Securities”) and the form of certificate evidencing the Offered Securities have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Offered Securities have been complied with, certify that:

1.    the authority to enter into the Fifth Supplemental Indenture was established by resolutions duly adopted by the Board of Directors of the Company on February 9, 2017 (the “Resolutions”), and, to the knowledge of the undersigned, the execution of the Fifth Supplemental Indenture is authorized or permitted by, and complies with, the Original Indenture and all conditions provided for in the Original Indenture relating to the execution of the Fifth Supplemental Indenture have been complied with,

2.    the terms of the Offered Securities were established by the undersigned pursuant to authority delegated to them by the Resolutions, and such terms are as set forth and incorporated by reference in Annex I hereto,

3.    the form of certificate evidencing the Offered Securities was established by the undersigned pursuant to authority delegated to them by the Resolutions and is in substantially the form attached as Exhibit 1 to Annex I hereto, it being understood that the legends appearing on

1

any such certificate need to be included only so long as such certificate evidences a Global Security (as defined in the Indenture) and that, as provided in Annex I hereto, the format (but not the substance) of the certificates evidencing the Offered Securities may be changed,

4.    the form and terms of the Offered Securities have been established pursuant to Sections 2.1 and 2.3 of the Indenture and comply with the Indenture, and

5.    to the knowledge of the undersigned, all conditions provided for in the Indenture (including, without limitation, those set forth in Sections 2.1, 2.3 and 2.4 of the Indenture) relating to the establishment of the terms of the Offered Securities and the form of certificate evidencing the Offered Securities, and relating to the execution, authentication and delivery of the Offered Securities, have been complied with.

This certificate may be executed by the parties hereto in counterparts, each of which when so executed shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument, but all such counterparts shall together constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

By:	/s/ Russell Hagen
Name:	Russell Hagen
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Officers’ Certificate (Indenture)]

ANNEX I

The terms “Indenture” and “Company,” as used in this Annex I, have the respective meanings set forth in the Officers’ Certificate to which this Annex I is attached, and other capitalized terms used in this Annex I and not otherwise defined herein have the same definitions as in the Indenture.

(1)    The series of Securities established hereby shall be known and designated as the 4.000% Notes due 2030 (the “Offered Securities”).

(2)    The aggregate principal amount of the Offered Securities that may be authenticated and delivered under the Indenture is initially limited to $750,000,000, except for the Offered Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Sections 2.2A, 2.8, 2.9, 2.11, 8.5 or 12.3 of the Indenture or pursuant to the provisions appearing under the caption “Offer to Purchase Upon Change of Control Triggering Event” in the form of certificate evidencing the Offered Securities attached hereto as Exhibit 1. However, the series of Securities of which the Offered Securities are a part may be re-opened from time to time by the Company for the issuance of additional Offered Securities, without the consent of the Holders of the Offered Securities, so long as any such additional Offered Securities have the same form and terms (except that any such additional Offered Securities may be dated as of different dates and may have different dates from which interest thereon shall begin to accrue), and carry the same right to receive accrued and unpaid interest, as the Offered Securities theretofore issued; provided, however, that, notwithstanding the foregoing, the series of Securities of which the Offered Securities are a part may not be re-opened if the Company has effected satisfaction and discharge or defeasance with respect to the Offered Securities pursuant to Section 10.1(A) or 10.1(B) of the Indenture; and provided, further, that no additional Offered Securities may be issued at a price that would cause such additional Offered Securities to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended.

(3)    The Offered Securities are to be issuable only as Registered Securities without coupons. The Offered Securities shall be issued in book-entry form and represented by one or more Global Securities, the initial Depositary for such Global Securities shall be The Depository Trust Company and the depositary arrangements shall be those employed by whomever shall be the Depositary with respect to such Global Securities from time to time. Notwithstanding the foregoing, certificated Offered Securities in definitive form may be issued in exchange for Global Securities under the circumstances contemplated by clauses (c)(i), (ii) and (iii) of Section 2.2A of the Indenture.

(4)    The Offered Securities authorized hereby shall be originally issued on March 30, 2020 (the “Closing Date”) and shall be sold by the Company to the underwriters (the “Underwriters”) named in the Underwriting Agreement dated March 26, 2020 (the “Underwriting Agreement”) among the Company and BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several Underwriters (the form, terms, execution and delivery of such Underwriting Agreement being hereby authorized, ratified, confirmed and approved in all

Annex I-1

respects), at a price equal to 97.820% of the principal amount of the Offered Securities. The initial price to the public of the Offered Securities originally issued on the Closing Date shall be 98.470% of the principal amount thereof plus accrued interest, if any, from March 30, 2020, and underwriting discounts and commissions shall be 0.650% of the principal amount of such Offered Securities.

(5)    The final maturity date of the Offered Securities on which the principal thereof is due and payable shall be April 15, 2030.

(6)    The principal of the Offered Securities will bear interest at the rate set forth in the form of certificate evidencing the Offered Securities attached as Exhibit 1 hereto. Interest on the Offered Securities will accrue from the date, and will be payable on the dates and to the persons, provided in the form of certificate evidencing the Offered Securities attached as Exhibit 1 hereto. Interest on the Offered Securities will be computed on the basis of a 360-day year of twelve 30-day months. No additional amounts of the nature referred to in subparagraph (15) of Section 2.3 of the Indenture shall be payable on the Offered Securities.

(7)    The principal of and premium, if any, and interest on the Offered Securities shall be payable, the Offered Securities may be surrendered for registration of transfer and exchange, and notices and demands to or upon the Company in respect of the Offered Securities or the Indenture may be served, at the agency of the Company maintained for such purposes from time to time in the Borough of Manhattan, The City of New York, and the Company hereby appoints the Trustee as trustee, paying agent, transfer agent and registrar for the Offered Securities and designates the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, as the Company’s agency for the foregoing purposes; provided, however, that the Company, subject to the applicable provisions of the Indenture, may, with respect to the Offered Securities, appoint another Person to be the registrar, transfer agent or paying agent, and appoint additional registrars, transfer agents and paying agents, with respect to the Offered Securities, so long as the Company shall at all times maintain an agency for the foregoing purposes in the Borough of Manhattan, The City of New York for the Offered Securities.

(8)    The Offered Securities may be redeemed by the Company, in whole at any time or from time to time in part, at the option of the Company on any date upon not less than 10 nor more than 60 days notice given as provided in the Indenture, at a redemption price calculated as provided in the form of Offered Securities attached hereto as Exhibit 1, plus accrued and unpaid interest on the principal amount of the Offered Securities being redeemed to the applicable redemption date; provided, however, that payments of interest on the Offered Securities that are due and payable on or prior to a date fixed for redemption of the Offered Securities at the option of the Company will be payable to the Holders of the Offered Securities registered as such at the close of business on the relevant record dates according to their terms and the terms and provisions of the Indenture. Any redemption of Offered Securities shall be made on the other terms and conditions set forth in the Indenture. The Offered Securities shall not be subject to a sinking fund or analogous provision.

(9)    The Company will be required to offer to repurchase the Offered Securities, and to repurchase duly tendered Offered Securities, upon the terms, and subject to the conditions, set forth under the caption “Offer to Purchase Upon Change of Control Triggering Event” in the form of certificate evidencing the Offered Securities attached as Exhibit 1 hereto.

Annex I-2

(10)    The principal of, premium, if any, and interest on the Offered Securities shall be payable in such coin or currency of the United States of America as of the time of payment shall be legal tender for the payment of public and private debts.

(11)    The Offered Securities shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(12)    To the extent that any provision of the Indenture or the Offered Securities provides for the payment of interest on overdue principal of, or premium, if any, or interest on, the Offered Securities, then, to the extent permitted by applicable law, interest on such overdue principal, premium, if any, and interest shall accrue at the rate of interest borne by the Offered Securities, and, anything in the Indenture to the contrary notwithstanding, in the case of any requirement in the Indenture that the Company pay (or that the Trustee distribute) interest on overdue principal of, or premium, if any, or interest on, the Offered Securities, such payment or distribution shall only be required to the extent it is permitted by applicable law.

(13)    As used in the Indenture with respect to the Offered Securities and in the certificates evidencing the Offered Securities, all references to “premium” on the Offered Securities shall mean any amounts (other than accrued interest) payable upon the redemption of any Offered Security, or the repurchase of any Offered Security pursuant to the provisions set forth under the caption “Offer to Purchase Upon Change of Control Triggering Event” in the form of certificate evidencing the Offered Securities attached hereto as Exhibit 1, in excess of 100% of the principal amount of such Offered Security.

(14)    The provisions of Section 3.9 of the Indenture shall not be applicable with respect to the Offered Securities and the Offered Securities shall not be entitled to the benefits of such Section 3.9.

(15)    The following additional terms shall be applicable with respect to the Offered Securities:

(a)

the phrase “due or to become due to such date of maturity” appearing in the 28th and 29th lines of Section 10.1(A) of the Indenture shall be deleted and replaced with the phrase “due or to become due on or prior to such date of maturity or redemption, as the case may be,”

(b)

the Company shall not act as its own paying agent for purposes of Section 10.2 of the Indenture or for purposes of the provisions set forth under the caption “Offer to Purchase Upon Change of Control Triggering Event” in the form of certificate evidencing the Offered Securities attached hereto as Exhibit 1;

(c)

all references in the Indenture to the “Secretary” and any “Assistant Secretary” of the Company shall be deemed to include a reference to the Corporate Secretary and any Assistant Corporate Secretary, respectively, of the Company; and

(d)

the phrase “acquires by sale or conveyance substantially all the assets” appearing in clause (i) of Section 9.1 of the Indenture shall be deleted and replaced with the phrase “acquires by sale or conveyance all or substantially all the assets”.

Annex I-3

(16)    The certificates evidencing the Offered Securities shall be in substantially the form attached hereto as Exhibit 1, it being understood that the certificate evidencing any Offered Security may be modified so that the signatures and/or trustee’s certificate of authentication appear on the same page as the principal amount of such Offered Security and that the format (but not the substance) of any such certificate may also be changed in such manner as any officer the Company may approve, such approval to be conclusively evidenced by the authentication of any such certificate by the Trustee.

(17)    The Offered Securities shall have such additional terms and provisions as are set forth in the form of certificate evidencing the Offered Securities attached hereto as Exhibit 1, which terms and provisions are hereby incorporated by reference in and made a part of this Annex I and the Indenture as if set forth in full herein and therein.

(18)    Only such Offered Securities as shall bear thereon a certificate of authentication substantially in the form attached as Exhibit 1 hereto, executed by the Trustee by the manual or electronic signature of one of its authorized officers, shall be entitled to the benefits of the Indenture or be valid or obligatory for any purpose.

Annex I-4

EXHIBIT 1

Form of Certificate Evidencing the Offered Securities

[Include the following legend (the “DTC Legend”) only in Global Securities] THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

[Include the following legend (the “DTC Legend”) only in Global Securities] UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.	Principal Amount: $●,000,000
CUSIP No. 962166 BY9
ISIN No. US962166BY91

WEYERHAEUSER COMPANY

4.000% Note due 2030

WEYERHAEUSER COMPANY, a Washington corporation (the “Issuer,” which term includes any successor thereto under the Indenture referred to below), for value received, hereby promises to pay to ● [For inclusion in Global Securities - Cede & Co.], or registered assigns, at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, The City of New York, the principal sum of ● Dollars ($●,000,000) on April 15, 2030, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”), commencing October 15, 2020, and at final maturity on said principal sum at said office or agency, in like coin or currency, at the rate of 4.000% per annum from the Interest Payment Date next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest

Exhibit 1-1

has been paid or duly provided for on this Note, in which case from March 30, 2020, until payment of said principal sum has been made or duly provided for; provided that, if this Note is not a Global Security, payment of interest will be made against presentation of this Note at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, The City of New York (and the offices or agencies of the Issuer maintained for such purpose in any such other locations, if any, as the Issuer may from time to time elect) or, at the option of the Issuer, by check mailed to the address of the Person entitled thereto as such address shall appear on the Security register; and provided, further, that if this Note is a Global Security registered in the name of a Depositary or its nominee, payment of interest shall be made to the Depositary or its nominee, as the case may be, in accordance with the Depositary’s procedures as in effect from time to time. Notwithstanding the foregoing, if the date hereof is after April 1 or October 1, whether or not a Business Day (each, a “Regular Record Date”), as the case may be, and before the following Interest Payment Date, this Note shall bear interest from such Interest Payment Date; provided, that if the Issuer shall default in the payment of interest due on such Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on this Note, from March 30, 2020; and provided, further, that, notwithstanding the foregoing provisions of this sentence, if no interest has been paid or duly provided for on this Note, then this Note shall bear interest from March 30, 2020. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

This Note is one of a duly authorized issue of Securities of the Issuer issued under and pursuant to an Indenture dated as of April 1, 1986 (the “Original Indenture”), as amended and supplemented by a First Supplemental Indenture thereto dated as of February 15, 1991 (the “First Supplemental Indenture”), a Second Supplemental Indenture thereto dated as of February 1, 1993 (the “Second Supplemental Indenture”), a Third Supplemental Indenture thereto dated as of October 22, 2001 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture thereto dated as of March 12, 2002 (the “Fourth Supplemental Indenture”) and a Fifth Supplemental Indenture thereto dated as of March 30, 2020 (the “Fifth Supplemental Indenture”; the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and any other indentures supplemental thereto, is hereinafter called the “Indenture”), each between the Issuer and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture) to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of the series of Securities designated on the face hereof (the “Notes”).

Exhibit 1-2

At any time before January 15, 2030 (the date that is three months prior to the maturity date, which date is referred to herein as the “Early Call Date”), the Notes will be redeemable, in whole at any time or from time to time in part, at the option of the Issuer at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed, and

(2)

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such Notes matured on the Early Call Date but for the redemption (exclusive of any portion of the payments of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in the case of both clause (1) and clause (2) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to such Redemption Date.

At any time on or after the Early Call Date, the Notes will be redeemable as a whole or in part, at the option of the Issuer, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to such Redemption Date.

Notwithstanding the foregoing provisions with respect to the calculation of the redemption price, payments of interest on the Notes that are due and payable on or prior to a date fixed for redemption of Notes at the option of the Issuer will be payable to the Holders of those Notes registered as such at the close of business on the relevant record dates according to their terms and the terms and provisions of the Indenture. Any such redemption shall be effected in accordance with the terms and conditions set forth in the Indenture.

As used in this Note, the following terms have the meanings set forth below:

“Comparable Treasury Issue” means, with respect to any Redemption Date for the Notes, the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes (assuming, for such purpose, that the notes mature on the Early Call Date) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes, (1) the average (as determined by the Independent Investment Banker) of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four but more than one such Reference Treasury Dealer Quotations, the average (as determined by the Independent Investment Banker) of all such quotations, or (3) if the Independent Investment Banker obtains only one such Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.

Exhibit 1-3

“Independent Investment Banker” means, with respect to any Redemption Date for the Notes, BofA Securities, Inc. and its successors, Goldman Sachs & Co. LLC and its successors, J.P. Morgan Securities LLC and its successors, or Morgan Stanley & Co. LLC and its successors, whichever shall be selected by the Issuer, or, if all such firms or their respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed, the date fixed for such redemption pursuant to the Indenture and the Notes.

“Reference Treasury Dealers” means, with respect to any Redemption Date for the Notes, BofA Securities, Inc. and its successors, Goldman Sachs & Co. LLC and its successors, J.P. Morgan Securities LLC and its successors, and Morgan Stanley & Co. LLC and its successors (provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer).

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date. As used in the first paragraph of this Note and in the immediately preceding sentence, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Treasury Rate” means, with respect to any Redemption Date for the Notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Notice of any redemption will be mailed (or otherwise transmitted in accordance with applicable procedures of DTC) at least 10 days but not more than 60 days before the applicable Redemption Date to each Holder of the Notes to be redeemed at the Holder’s registered address. If less than all of the Notes are to be redeemed at the option of the Issuer, the Notes to be redeemed shall be selected in accordance with applicable procedures of DTC.

Unless the Issuer defaults in payment of the redemption price on the applicable Redemption Date (including interest accrued to such Redemption Date), on and after such Redemption Date interest will cease to accrue on the Notes or portions of the Notes called for redemption on such Redemption Date.

Notwithstanding the provisions of Section 12.2 of the Indenture, any notice of redemption of the Notes need not set forth the redemption price but only the manner of calculation thereof. The Issuer will notify the Trustee of the redemption price promptly after the calculation thereof. The Trustee shall have no responsibility for such calculation.

Exhibit 1-4

In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the principal hereof and accrued and unpaid interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall, among other things, (i) extend the final maturity of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on the redemption thereof, or make the principal thereof or the interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture without the consent of the Holder of each Security so affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default, prior to any declaration accelerating the maturity of the Securities of any series, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default or Event of Default in respect of the payment of the principal of or premium, if any, or interest on any of the Securities or a default or Event of Default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Security affected. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor or on registration of transfer hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations upon surrender of the Notes to be exchanged at the agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York in the manner and subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge that may be imposed in connection therewith.

Exhibit 1-5

The Notes are not subject to any sinking fund.

Upon due presentment for registration of transfer of this Note at the agency of the Issuer maintained for that purpose, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge that may be imposed in connection therewith.

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions of the first paragraph hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or in any Note, or because of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York, except as may otherwise be required by mandatory provisions of law.

Terms used in this Note which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture, except that the terms “Business Day” and “business day,” as used in this Note, shall have the meanings set forth herein.

The Indenture contains provisions whereby the Issuer may be discharged from its obligations with respect to the Notes, subject to exceptions, if the Issuer deposits with the Trustee cash or U.S. Government Obligations in the amount and in the manner, and satisfies certain other conditions, as in the Indenture provided.

This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture by manual or electronic signature of an authorized signatory of the Trustee.

Offer to Purchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to the Notes, the Issuer will make an offer (the “Change of Control Offer”) to each Holder of Notes to repurchase (at such Holder’s option) all or any part (in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof, provided that any portion of a Note not repurchased must be in a principal

Exhibit 1-6

amount of $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes on the terms described below. In the Change of Control Offer, the Issuer will offer payment in cash equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, on such Notes (or portions thereof) to be repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”); provided that, notwithstanding the foregoing, payments of interest on the Notes that are due and payable on any dates falling on or prior to such a date of repurchase will be payable to the Holders of those Notes registered as such at the close of business on the relevant record dates in accordance with their terms and the terms of the Indenture. Within 30 days following any Change of Control Triggering Event with respect to the Notes, the Issuer will mail (or otherwise transmit in accordance with applicable procedures of DTC) (or cause to be mailed (or otherwise transmitted in accordance with applicable procedures of DTC)) a notice (the “Change of Control Purchase Notice”) to all Holders of Notes (with a copy to the Trustee) describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in such notice, which date will be a business day no earlier than 10 days and no later than 60 days after the date such notice is mailed (or otherwise transmitted in accordance with applicable procedures of DTC) (the “Change of Control Payment Date”).

Holders electing to have a Note or portion thereof repurchased pursuant to a Change of Control Offer will be required to surrender the Note (which, in the case of Notes in book-entry form, may be by book-entry transfer) to the Trustee (or to such other agent as may be appointed by the Issuer for such purpose) at the address specified in the applicable Change of Control Purchase Notice prior to the close of business on the business day immediately preceding the applicable Change of Control Payment Date and to comply with other procedures set forth in such Change of Control Purchase Notice. As used in the preceding sentence and in the last sentence of the preceding paragraph, the term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

On any Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)

deposit with the Trustee (if the Trustee is acting as paying agent for the Notes) or any other duly appointed paying agent for the Notes an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)

deliver the repurchased Notes or cause the repurchased Notes to be delivered to the Trustee for cancellation, accompanied by an Officers’ Certificate stating the aggregate principal amount of repurchased Notes and that all conditions precedent provided for in the Notes and the Indenture relating to such Change of Control Offer and the repurchase of Notes by the Issuer pursuant thereto have been complied with.

Exhibit 1-7

Interest on Notes and portions of Notes duly tendered for repurchase pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date, unless the Issuer shall have failed to accept such Notes and such portions of Notes for payment, failed to deposit the total Change of Control Payment in respect thereof or failed to deliver the Officers’ Certificate, all as required by, and in accordance with, the immediately preceding sentence.

The Issuer will agree to promptly pay, or will cause the Trustee (if the Trustee is acting as paying agent for the Notes) or another duly appointed paying agent for the Notes to promptly pay (by application of funds deposited by the Issuer), to each Holder of Notes (or portions thereof) duly tendered and accepted for payment by the Issuer pursuant to a Change of Control Offer for the Notes, the Change of Control Payment for such Notes, and the Issuer will cause the Trustee to promptly authenticate and mail (or deliver by book entry transfer, as applicable) to each such Holder a new Note equal in principal amount to the unpurchased portion, if any, of the Notes surrendered by such Holder; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer shall, or shall cause the Trustee to, promptly mail (or cause to be delivered by book entry transfer, as applicable) to the Holders thereof any Notes not so accepted for payment by the Issuer.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of such conflict.

The Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the time and otherwise in compliance with the requirements for an offer made by the Issuer and the third party purchases all Notes properly tendered under its offer and delivers the repurchased Notes or causes the repurchased Notes to be delivered to the Trustee for cancellation on the applicable Change of Control Payment Date. In addition, the Issuer will not repurchase any Notes pursuant to a Change of Control Offer if there has occurred and is continuing on the applicable Change of Control Payment Date an Event of Default under the Indenture (other than an Event of Default resulting from the Issuer’s failure to comply with any of the provisions of the Notes or the Indenture relating to such Change of Control Offer or the repurchase of Notes pursuant thereto, including, without limitation, any default in payment of the Change of Control Payment), including Events of Default arising with respect to other series of Securities outstanding under the Indenture.

The foregoing Change of Control provisions of the Notes shall cease to be applicable (and any failure of the Issuer to comply therewith shall not constitute an Event of Default) if (i) the Indenture shall have ceased to be of further effect with respect to the Notes pursuant to Section 10.1(A) of the Indenture (as used in this paragraph, “satisfaction and discharge”), or (ii) the Issuer shall be deemed to have paid and discharged the entire indebtedness on all of the Notes pursuant to Section 10.1(B) of the Indenture (as used in this paragraph, “defeasance”) (it being understood that, in addition to the other conditions to defeasance set forth in the Indenture, any such defeasance shall not be effective until the 121st day after the date of deposit referred to in

Exhibit 1-8

subparagraph (a) of Section 10.1(B) of the Indenture), and, in the case of both clause (i) and (ii) of this sentence, the Issuer shall have satisfied the conditions set forth in the Indenture to such satisfaction and discharge or such defeasance, as the case may be, and (without limitation to the foregoing) shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (each of which comply with Section 11.5 of the Indenture), each to the effect that all conditions precedent to such satisfaction and discharge or defeasance, as the case may be, provided for in the Indenture have been complied with.

For purposes of the provisions set forth under this caption “Offer to Purchase Upon Change of Control Triggering Event,” the following terms have the respective meanings specified below:

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) in the equity of such Person (including, without limitation, (i) with respect to a corporation, common stock, preferred stock and any other capital stock, (ii) with respect to a partnership, partnership interests (whether general or limited), and (iii) with respect to a limited liability company, limited liability company interests).

“Change of Control” means the occurrence of any of the following: (a) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Issuer or any of its subsidiaries) becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Issuer’s outstanding Voting Stock or other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares or

(b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its subsidiaries, taken as a whole, to one or more Persons (other than the Issuer or any of its subsidiaries). Notwithstanding the foregoing, a transaction will not be deemed to be a Change of Control if (1) the Issuer becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(y) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of such holding company, measured by voting power rather than number of shares. As used in this paragraph, the term “subsidiary” means, with respect to any Person (the “Parent”), any other Person at least a majority of whose outstanding Voting Stock, measured by voting power rather than number of shares, is owned, directly or indirectly, at the date of determination by the Parent and/or one or more other subsidiaries of the Parent.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

Exhibit 1-9

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (a) each of Moody’s and S&P; and (b) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by the Issuer (as certified by a Board Resolution delivered to the Trustee) as a replacement for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of “Change of Control Triggering Event”) if each Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Issuer in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, any Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person or, if such person is not a corporation, any governing body thereof performing a similar function.

As used under this caption “Offer to Purchase Upon Change of Control Triggering Event,” all references to sections of the Exchange Act and to rules and regulations under the Exchange Act shall include any successor provisions thereto.

For purposes of clarity, the Issuer confirms that (1) the provisions set forth under this caption “Offer to Purchase Upon Change of Control Triggering Event” constitute covenants of the Issuer under the Indenture in respect of, and solely for the benefit of the Holders of, the Notes, (2) for purposes of Section 5.1(d), Section 5.10, Section 8.2 and any other applicable provisions of the Indenture, the Notes shall be deemed to be the only series of Securities affected by such covenants or by any default in the performance, or breach, of any such covenants or any default or Event of Default resulting therefrom or by any change therein or amendment thereto or waiver thereof and, without limitation to the foregoing, any such default or Event of Default shall be deemed to be a

Exhibit 1-10

default or Event of Default, as the case may be, only with respect to the Notes, (3) such covenants shall constitute a “right of repayment at the option of the Securityholder” for purposes of Section 8.2 of the Indenture and, without limitation to the foregoing, no supplemental indenture entered into pursuant to Article Eight of the Indenture shall reduce the amount payable in respect of, or extend the time for payment of, any Notes pursuant to such covenants without the consent of the Holder of each Note so affected and (4) any failure by the Issuer to pay all or any part of the Change of Control Payment as and when required pursuant to such covenants shall constitute an Event of Default with respect to the Notes under Section 5.1(b) of the Indenture.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit 1-11

IN WITNESS WHEREOF, Weyerhaeuser Company has caused this instrument to be signed and its corporate seal attested by the manual or facsimile signatures of its duly authorized officers and has caused its corporate seal (or a facsimile thereof) to be affixed hereunto or imprinted hereon.

Dated:

WEYERHAEUSER COMPANY

[SEAL]

By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within- mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Note: The signatures and the Trustee’s certificate of authentication may be moved to appear on the same page as the principal amount of this Security.

Exhibit 1-12

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT - - Custodian
TEN ENT—as tenants by the entireties	(Cust) (Minor)
JT TEN—as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within security and all rights thereunder, hereby irrevocably constituting and appointing

Attorney

to transfer said security on the books of the Issuer with full power of substitution in the premises.

Dated:	Signed:

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within security in every particular, without alteration or enlargement or any change whatever.